                                           Exhibit 99.1

Vanguard Natural Resources Announces Public Offering of Common Units

Houston, November 30, 2009 – Vanguard Natural Resources, LLC (NYSE: VNR) (“Vanguard” or “Company”) today announced that it has commenced a public offering of 2,250,00 common units representing limited liability company interests in the Company pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission. The Company has granted the underwriters a 30-day option to purchase up to an additional 337,500 common units. The Company intends to use the net proceeds from the offering to redeem 250,000 common units from one of its unitholders, Nami Capital Partners, LLC, and to repay indebtedness outstanding under its reserve-based credit facility.

Citi, Wells Fargo Securities and RBC Capital Markets will act as joint book-running managers for the offering. When available, a copy of the prospectus supplement and the related base prospectus relating to the offering may be obtained from:

Citi
Brooklyn Army Terminal
140 58th Street, 8th Floor
Brooklyn, NY 11220
Phone: (800) 831-9146

Wells Fargo Securities
375 Park Avenue
New York, New York 10152
Attn: Equity Syndicate
Phone: (800) 326-5897

RBC Capital Markets
Three World Financial Center
200 Vesey Street, 8th Floor
New York, NY 10281-8098
Attention: Equity Syndicate
Phone: (212) 428-6670

This press release does not constitute an offer to sell or a solicitation of an offer to buy common units or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of the prospectus supplement and the related base prospectus.

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development of natural gas and oil properties. The Company's assets consist primarily of producing and non-producing natural gas and oil reserves located in the southern portion of the Appalachian Basin, the Permian Basin and South Texas. More information on the Company can be found at www.vnrllc.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for oil, natural gas and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission. Please see "Risk Factors" in the Company's public filings.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT: Vanguard Natural Resources, LLC

Investor Relations

Lisa Godfrey, 832-327-2234

investorrelations@vnrllc.com